UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Xperi Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41486	83-4470363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Gold Street
San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 519-9100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under “Amendment of Certificate of Incorporation” and “Amended and Restated Bylaws” in Item 5.07 below is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2024, Xperi Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the close of business on March 28, 2024 (the “Record Date”), a total of 45,030,490 shares of the Company’s common stock (“Common Stock”) were issued and outstanding. At the Annual Meeting, holders of 36,938,848 shares of Common Stock, or 82.03% of shares outstanding on the Record Date, were represented in person or by proxy, constituting a quorum.

At the Annual Meeting, each of Darcy Antonellis, Laura J. Durr, David C. Habiger, Jon E. Kirchner and Christopher Seams was elected as a director of the Company. Also, at the Annual Meeting, the stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. Finally, each of Proposal 3(a) and Proposal 3(b) (as defined below) was approved.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which is described briefly below and in more detail in the Company’s definitive proxy statement filed on April 17, 2024.

Proposal 1 – Election of Directors:

Name of Nominee	For	Withheld	Broker Non-Votes
Darcy Antonellis*	25,035,001	11,898,168	0
Laura J. Durr*	32,268,015	4,664,948	0
David C. Habiger*	25,075,442	11,857,726	0
Jon E. Kirchner*	32,232,859	4,700,204	0
Christopher Seams*	31,744,478	5,188,584	0
Deborah S. Conrad**	9,334,073	27,598,934	0
Thomas A. Lacey**	9,326,778	27,606,229	0

*	Directors nominated by Board of Directors of the Company
**	Directors nominated by Rubric Capital Master Fund LP and certain of its affiliates

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
36,294,478	251,477	392,893	0

Proposal 3(a) – Approval of an Amendment to Article V of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to Eliminate the Supermajority Voting Requirement for Stockholders to Amend the Company’s Bylaws (“Proposal 3(a)”):

For	Against	Abstain	Broker Non-Votes
36,080,012	285,247	573,589	0

Proposal 3(b) – Approval of an Amendment to Article XII of the Certificate of Incorporation to Eliminate the Supermajority Voting Requirement for Stockholders to Amend Certain Provisions of the Certificate of Incorporation (“Proposal 3(b)”):

For	Against	Abstain	Broker Non-Votes
36,081,449	286,538	570,861	0

Amendment of Certificate of Incorporation

As a result of the approval of Proposal 3(a) and Proposal 3(b) at the Annual Meeting, the Company’s Certificate of Incorporation has been amended to remove the supermajority voting requirement for stockholders to amend the Company’s Amended and Restated Bylaws and the supermajority voting requirement for stockholders to amend certain provisions of the Certificate of Incorporation.

On May 29, 2024, the Company filed a certificate of amendment (the “Certificate of Amendment”) containing the foregoing amendments with the Secretary of State of the State of Delaware. The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Amended and Restated Bylaws

In light of the approval of Proposal 3(a) at the Annual Meeting, on May 29, 2024, the Board of Directors of the Company approved and adopted the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”) to replace the supermajority voting standard to amend the Amended and Restated Bylaws under Article IX, Section 9.1 therein with a simple majority voting standard. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Xperi Inc., dated May 29, 2024.

3.2	Amended and Restated Bylaws of Xperi Inc., dated as of May 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2024	XPERI INC.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Chief Financial Officer